Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2018	2017	% Change
Southern Company –
Operating Revenues	$6,372	$5,771	10.4%
Earnings Before Income Taxes	1,049	980	7.0%
Net Income Available to Common	938	658	42.6%

Alabama Power –
Operating Revenues	$1,473	$1,382	6.6%
Earnings Before Income Taxes	311	304	2.3%
Net Income Available to Common	225	174	29.3%

Georgia Power –
Operating Revenues	$1,961	$1,832	7.0%
Earnings Before Income Taxes	445	420	6.0%
Net Income Available to Common	352	260	35.4%

Gulf Power –
Operating Revenues	$348	$350	(0.6)%
Earnings Before Income Taxes	55	34	61.8%
Net Income Available to Common	42	18	133.3%

Mississippi Power –
Operating Revenues	$302	$272	11.0%
Earnings (Loss) Before Income Taxes	(11)	(47)	N/M
Net Income (Loss) Available to Common	(7)	(20)	N/M

Southern Power –
Operating Revenues	$509	$450	13.1%
Earnings Before Income Taxes	16	14	14.3%
Net Income Available to Common	121	70	72.9%

Southern Company Gas –
Operating Revenues	$1,639	$1,560	5.1%
Earnings Before Income Taxes	383	389	(1.5)%
Net Income Available to Common	279	239	16.7%

N/M - not meaningful

Notes

- See Financial Highlights pages for discussion of certain significant items occurring during the periods presented.